Exhibit 11

                                ORTHOLOGIC CORP.
                STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER
              WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                      (in thousands, except per share data)

                                                     Three months ended September 30,          Nine months ended September 30,
                                                     ---------------------------------         ---------------------------------
                                                            1997            1996                     1997             1996
                                                     -----------------  --------------         ----------------   --------------

Net income (loss)                                        $    (14,745)     $      456             $    (17,789)      $    2,871
                                                     =================  ==============         ================   ==============

Common shares outstanding at end of period                     25,144          25,022                   25,144           25,022


Adjustment to reflect weighted average for shares
issued during the period                                          (31)             (3)                     (62)          (2,335)

Adjustment to reflect assumed exercise of
outstanding stock options                                           -             782                        -            1,072
                                                     -----------------  --------------         ----------------   --------------

Weighted average number of common shares outstanding
                                                               25,113          25,801                   25,082           23,759
                                                     =================  ==============         ================   ==============


Net income (loss) per weighted average number of
common shares outstanding                                $      (0.59)     $     0.02             $      (0.71)      $     0.12
                                                     =================  ==============         ================   ==============